Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2014, with respect to the consolidated financial statements of American Energy Capital Partners, LP contained in the Post-Effective Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-192852) and Prospectus of American Energy Capital Partners – Energy Recovery Program, LP. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Oklahoma City, OK

April 16, 2015